EXHIBIT 99.1

Monroe Bancorp Announces Plan to Offer $12 Million of Subordinated Debentures Due 2019

BLOOMINGTON, Ind., June 12, 2009 (GLOBE NEWSWIRE) -- Monroe Bancorp (the "Company") (Nasdaq:MROE), the independent Bloomington-based holding company for Monroe Bank (the "Bank"), announced today that it has filed a registration statement with the Securities and Exchange Commission for the offering of $12 million principal amount of a new issue of subordinated debentures.

The Company expects to sell approximately $12 million principal amount of the subordinated debentures in an underwritten public offering through Howe Barnes Hoefer & Arnett, Inc. The interest rate on the subordinated debentures will be determined by agreement of the Company and Howe Barnes at the time of the offering. The Company intends to grant the underwriters an option to purchase up to an additional $1.8 million of the subordinated debentures offered to cover over-allotments, if any. The subordinated debentures will be issued pursuant to a prospectus filed as part of the Company's registration statement under the Securities Act of 1933.

The Company intends to use the net proceeds of the offering to provide additional capital to Monroe Bank and for general corporate purposes.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any offer or sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. A registration statement relating to these securities has been filed with the Securities and Exchange Commission but has not yet become effective. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. The offering will be made only by means of a prospectus which is a part of such registration statement. When available, a copy of the preliminary prospectus may be obtained from Howe Barnes Hoefer & Arnett, Inc. at 1-800-800-4693.

About Monroe Bancorp

Monroe Bancorp, headquartered in Bloomington, Ind., is an Indiana bank holding company with Monroe Bank as its wholly owned subsidiary. Monroe Bank was established in Bloomington in 1892, and offers a full range of financial, trust and investment services through its locations in Central and South Central Indiana. The Company's common stock is traded on the NASDAQ(r) Global Stock Market under the symbol MROE.

The Monroe Bancorp logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4316

Forward-Looking Statements

This release contains forward-looking statements about the Company which we believe are within the meaning of the Private Securities Litigation Reform Act of 1995. This release contains certain forward-looking statements with respect to the financial condition, results of operations, plans, objectives, future performance and business of the Company. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may" or words of similar meaning. These forward-looking statements, by their nature, are subject to risks and uncertainties. There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors that might cause such a difference include, but are not limited to: (1) changes in competitive pressures among depository institutions; (2) changes in the interest rate environment; (3) changes in prepayment speeds, charge-offs and loan loss provisions; (4) continued deterioration in general economic conditions, either national or in the markets in which the Company does business; (5) legislative or regulatory changes adversely affecting the business of the Company; (6) changes in real estate values or the real estate markets; (7) the Company's business development efforts in new markets in and around Hendricks and Hamilton Counties; (8) actions of the Federal Reserve Board; (9) changes in accounting principles and interpretations; and (10) actions of the Department of the Treasury and the Federal Deposit Insurance Corporation under the Emergency Economic Stabilization Act of 2008 and the Federal Deposit Insurance Act and other legislative and regulatory actions and reforms. These forward-looking statements speak only as of the date of this press release and Monroe Bancorp undertakes no obligation to update any such forward-looking statement to reflect events or circumstances that occur after the date hereof.

Further information on other factors which could affect the financial results of the Company is included in the Company's filings with the Securities and Exchange Commission.

CONTACT:  Monroe Bancorp
          Mark D. Bradford, President
           and Chief Executive Officer
          (812) 331-3455